UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

000-54716	27-0863354
(Commission File Number)	(IRS Employer Identification No.)

10901 Red Circle Dr., Suite 150, Minnetonka, MN 55343

(Address of principal executive offices and zip code)

952-237-7412

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Private Placement

As previously disclosed in a Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 13, 2018 (the “Initial Form 8-K”), the Company entered into subscription agreements (each, a “Initial Purchase Agreement”) with a number of institutional and accredited investors (the “Initial Purchasers”) pursuant to which the Company, in a private placement (the “Initial Private Placement”), agreed to issue and sell to the Purchasers units (each, a “Unit”), each consisting of (i) 1 share (each, a “Share”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase 1 share of Common Stock at an initial exercise price of $3.00 per share (the “Warrants”).

On December 12, 2018, the Board of Directors of the Company terminated the Initial Private Placement. On December 28, 2018 and December 31, 2018, the Company entered into Subscription Agreements (each, a “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell Units to the Purchasers. The initial closing of the Private Placement was consummated on December 28, 2018 (the “First Closing”).

On December 28, 2018 and December 31, 2018, the Company issued and sold an aggregate of 160,000 Units to the Purchasers, for total gross proceeds to the Company of approximately $400,000 before deducting offering expenses.

In connection with the Private Placement, the Company has agreed to issue and sell to accredited investors up to a maximum of 4,000,000 Units (the “Maximum Offering”) at a price of $2.50 per Unit for total gross proceeds to the Company of up to $10,000,000. The Maximum Offering may be increased by the Company in its sole discretion, without notice. If the Company issues the Maximum Offering amount, 4,000,000 shares of Common Stock would be issuable upon exercise of the Warrants. Under the Purchase Agreement, the Company has agreed to use the net proceeds from the Private Placement to pay the outstanding principal and accrued interest on its convertible promissory notes if such notes do not convert prior to maturity, to pay the principal on its unsecured term loans, for research and development, clinical studies, legal fees and sales and marketing expenses, as well as working capital and general corporate purposes. The Company has granted the Purchasers indemnification rights with respect to its representations, warranties and agreements under the Purchase Agreement.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with each of the Purchasers, each dated as of the respective closing dates (each, a “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock sold in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). The Company has agreed to file such registration statement within 75 days of the final closing of the Private Placement. Each Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

The Warrants are exercisable beginning on the date of issuance and will expire on December 28, 2023, five years from the date of the First Closing. Prior to expiration, subject to the terms and conditions set forth in the Warrants, the holders of such Warrants may exercise the Warrants for shares of Common Stock by providing notice to the Company and paying the exercise price per share for each share so exercised.

In connection with the Private Placement, Paulson Investment Company (the “Broker”) will receive a cash commission equal to 12% of the gross proceeds from the sale of the Units. In addition to the brokers’ commission, the Company will issue 5-year warrants to the brokers to purchase an amount of Common Stock equal to 10% of the total amount of Shares sold in the Private Placement at an exercise price of $2.75 per share.

The foregoing summary descriptions of the Purchase Agreements, the Registration Rights Agreements and the Warrants do not purport to be complete and are qualified in their entirety by reference to the forms of the Warrant, the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreements, the Registration Rights Agreements and the Warrants were made solely for the benefit of the parties to the Purchase Agreements, the Registration Rights Agreements and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements, the Registration Rights Agreements and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company issued shares of its Common Stock and Warrants to certain of the Purchasers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers. The shares of Common Stock, Warrants, and Warrant Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Warrants, shares of Common Stock or any other securities of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Form of Warrant.
10.1	Form of Purchase Agreement.
10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: January 4, 2019	By:	/s/ David Rosa
Name: David Rosa
Title: Chief Executive Officer

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